EXHIBIT 23.1

CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-73966) pertaining to the Fifth Amended and Restated 1999 Stock Option Plan, the dj Orthopedics, Inc. 2001 Omnibus Plan, the dj Orthopedics, Inc. Employee Stock Purchase Plan, and the dj Orthopedics, Inc. 2001 Non-Employee Directors’ Stock Option Plan of dj Orthopedics, Inc.; in the Registration Statement on Form S-3 (No. 333-74998) and related Prospectus of dj Orthopedics, Inc. for the registration of its 12 5/8% Senior Subordinated Notes; and in the Registration Statements on Form S-3 (No. 333-111465 and No. 333-112943) pertaining to the registration of shares of dj Orthopedics, Inc. common stock, of our report dated January 20, 2004, except for Note 14, as to which the date is February 24, 2004, with respect to the consolidated financial statements and schedule of dj Orthopedics, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 2003.

/s/ ERNST & YOUNG LLP

San Diego, California

March 10, 2004